UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Massachusetts	04-22976299
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Ten Post Office Square Boston, Massachusetts	02109
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants (expiring November 21, 2018)	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-171599

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

The title of the securities to be registered hereunder is “Warrants (expiring November 21, 2018)” (the “Securities”). A description of the Securities is set forth under the section captioned “Description of the Warrants” in the registrant’s Prospectus, dated January 28, 2011, which relates to the registrant’s registration statement on Form S-3 (No. 333-171599) and is hereby incorporated into this registration statement.

Item 2.	Exhibits.

4.1	Warrant Agreement, dated February 1, 2011, among the registrant, Computershare Inc. and Computershare Trust Company, N.A., as Warrant Agent.

4.2	Form of Warrant (included as part of Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Date: February 2, 2011	By:	/s/ David J. Kaye
		Name:	David J. Kaye
		Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant Agreement, dated February 1, 2011, among the registrant, Computershare Inc. and Computershare Trust Company, N.A., as Warrant Agent.

4.2	Form of Warrant (included as part of Exhibit 4.1).